Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

●	Registration Statement (Form S-3 No. 333-205272) for the registration of 125,000,000 of its securities;

●	Registration Statement (Form S-8 No. 333-134954) pertaining to the registration of up to 100,000 shares of its Common Stock;

●	Registration Statement (Form S-8 No. 333-143238) pertaining to the offer and sale of 2,500,000 shares of its Common Stock issuable pursuant to its 2007 Omnibus Plan;

●	Registration Statement (Form S-8 No. 333-143239) pertaining to the issuance of 500,000 additional shares under the Company’s 2000 Employee Stock Purchase Plan;

●	Registration Statement (Form S-8 No. 333-188111) pertaining to the registration of 1,231,573 shares of its Common Stock outside of the Registrant’s stockholder-approved plan;

of our reports dated September 13, 2016 with respect to the consolidated financial statements of Aviragen Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Aviragen Therapeutics, Inc. included in this Annual Report (Form 10-K) of Aviragen Therapeutics, Inc. for the year ended June 30, 2016.

/s/ Ernst & Young LLP

Atlanta, Georgia

September 13, 2016